SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                  ------------

                                   FORM 8-A/A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                       InteliData Technologies Corporation
             (Exact name of registrant as specified in its charter)

         Delaware                                                    54-1820617
        ------------------                                        --------------
       (State of incorporation or organization)                    (IRS employer
                                                             identification no.)

            11600 Sunrise Valley Drive
                   Suite 100
                Reston, Virginia                                      20191
                ----------------                                      -----
       (Address of principal executive offices)                     (Zip code)

        Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                         Name of each exchange on which
      to be so registered                         each class is to be registered
      -------------------                         ------------------------------

          None                                                  N/A


        Securities to be registered pursuant to Section 12(g)of the Act:

                         Preferred Stock Purchase Rights
                         -------------------------------
                                (Title of class)

Item 1.  Description of Registrant's Securities to be Registered.
-------  --------------------------------------------------------

         On May 24, 2000, InteliData Technologies Corporation (the "Company") amended its Rights Agreement, dated as of January 21, 1997, between the Company and American Stock Trust & Transfer Company, as Rights Agent. A copy of Amendment No. 1 to the Rights Agreement is included as Exhibit 4.01 to this registration statement and incorporated herein by reference.


Item 2.  Exhibits.
-------  ---------

         The following exhibits are filed as a part hereof:

        4.01 Amendment No. 1, dated May 24, 2000, to the Rights Agreement, dated as of January 21, 1997, between the Company and American Stock Trust & Transfer Company, as Rights Agent.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              InteliData Technologies Corporation
                              (Registrant)


                              By: /s/ Alfred S. Dominick, Jr.
                                  --------------------------
                                    Alfred S. Dominick, Jr.
                                    President and  Chief Executive Officer



Dated: July 6, 2000